                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                  PEMSTAR INC.


         To form a Minnesota business corporation under and pursuant to Minnesota Statutes, Chapter 302A, as now enacted or hereafter amended, the following Articles of Incorporation are adopted:

                                 ARTICLE 1. NAME

         The name of the corporation is "PEMSTAR INC.".

                          ARTICLE 2. REGISTERED OFFICE

         The address of the registered office of the corporation in Minnesota is Suite 340, 201 First Avenue, S.W., Rochester, Minnesota 55902.

                          ARTICLE 3. AUTHORIZED SHARES

         The aggregate number of shares of stock that the corporation is authorized to issue is 11,000,000, of which 10,000,000 shares are designated as common shares with a par value or $.01 per share and 1,000,000 shares are designated as preferred shares with a par value of $.01 per share.

         Authority is hereby expressly vested in the Board of Directors of the corporation, subject to the provisions of this Article 3 and to limitations prescribed by law, to create and authorize the issuance from time to time of one or more series of the preferred shares and, with respect to each such series, to determine or fix, by resolution or resolutions adopted by the affirmative vote of a majority of the Board of Directors present providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limitation, the determination or fixing of the rates of and terms and conditions upon which any dividends shall be payable on such series, any terms under or conditions on which the shares of such series may be redeemed, any provisions made for the conversion or exchange of the shares of such series for shares of any other class or classes or of any other series of the same or any other class or classes of the corporation's capital stock, and any rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation.

                          ARTICLE 4. PREEMPTIVE RIGHTS

         The shareholders of the corporation shall not have preemptive rights to subscribe for or acquire shares or rights to purchase shares of any class, kind, or series of the corporation.

                          ARTICLE 5. CUMULATIVE VOTING

         There shall be no cumulative voting by the shareholders of the corporation.

                             ARTICLE 6. INCORPORATOR

         The name and address of the incorporator, who is a natural person of full age, are:

         Name                                    Address
         ----                                    -------
  William A. Jonason                     2100 Pillsbury Center South
                                         220 South Sixth Street
                                         Minneapolis, Minnesota 55402

                          ARTICLE 7. DIRECTOR LIABILITY

         To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

Dated:  January 14, 1994.                  /s/ William A. Jonason
                                           ------------------------------
                                           William A. Jonason
                                           Incorporator

                            ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                                 PEMSTAR INC.


1.       The name of the corporation is PEMSTAR INC., a Minnesota corporation.

2.       The Amendment adopted is: In the third line of the first paragraph of
         Article 3, "or" shall be deleted and in its place shall be inserted "of", and the first paragraph shall read as follows:

                  The aggregate number of shares of stock that the corporation is authorized to issue is 11,000,000, of which 10,000,000 shares are designated as common shares with a par value of $.01 per share and 1,000,000 shares are designated as preferred shares with a par value of $.01 per share.

3. The Amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

         IN WITNESS WHEREOF, the undersigned, the Incorporator of PEMSTAR INC., has executed this document as of the 25th day of January, 1994.

                                           /s/ William A. Jonason
                                           ------------------------------
                                           William A. Jonason
                                           Incorporator

                               State of Minnesota
                        Office of the Secretary of State


                                                     See instructions on reverse
                                                     side for completing the
                                                     form.
                               Notice of Change of
                  Registered Office - Registered Agent or Both
                                       by

-------------------------------------------------------------------------------
Name of Corporation
         PEMSTAR Inc.
-------------------------------------------------------------------------------

Pursuant to Minnesota Statutes, Section 302A.123.303.10. or 317.19 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation's registered office or agent:

--- ------------- ----------------------------------------------------------
F   Agent's       (Fill in this box only if you already have an agent. Do not
R   Name          list the corporate name in this box.)
O
M

    ------------- ----------------------------------------------------------
    Address
    (No. &             Suite 340, 201 First Avenue, S.W.
    Street)
    ------------- ----------------------------------------------------------
                  City                      County                    Zip
                       Rochester              Olmsted      MN         55902
--- ------------- ------------------------------------------- --------------


--- ------------- ------------------------------------------- --------------
    Agent's
T   Name
O
    ------------- ----------------------------------------------------------
    Address       (You may not list a P.O. Box, but you may list a rural
    (No. &        route and box number.)
    Street)          2535 Highway 14 West
    ------------- ----------------------------------------------------------
                  City                      County                    Zip
                       Rochester              Olmsted      MN         55902
--- ------------- ------------------------------------------- --------------


The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3.

                  This change is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box:
                           ----------------------
                           |                    |
                           ----------------------

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

--------------------------------------------------- ---------------------------
Name of Officer or Other Authorized Agent of        Signature
Corporation                                              /s/ Gary L. Lingbeck
Gary L. Lingbeck
--------------------------------------------------- ---------------------------
Title or Office                                     Date
President                                           5/25/94
--------------------------------------------------- ---------------------------
Do not write below this line. For Secretary of State's use only.

--------------------------------------  ---------------------------------------
            Receipt Number                              File Date
--------------------------------------  ---------------------------------------

                    CERTIFICATE OF DESIGNATION OF PREFERENCES
                           OF SERIES A PREFERRED STOCK
                                OF PEMSTAR INC.,
                             a Minnesota corporation


         The undersigned Allen J. Berning and Gary L. Lingbeck hereby certify that:

         A. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of said corporation.

         B. Pursuant to authority given by said corporation's Articles of Incorporation, as amended to date, the Board of Directors of said corporation has duly adopted the following resolutions:

         RESOLVED, that the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the corporation consisting of Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (666,667) shares designated as "Series A Preferred Stock," and does hereby fix the rights, preferences, privileges, and restrictions and other matters relating to said Series A Preferred Stock as follows:

         1. Designation. The series of Preferred Stock shall be designated "Series A Preferred Stock."

         2. Number. The number of authorized shares constituting the Series A Preferred Stock shall be Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (666,667) shares.

         3. Dividend Provisions.

         (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $1.20 per share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares) per annum (the "Preferred Dividend Preference"). Such dividends shall not be cumulative and shall be payable when, as and if declared by the Board of Directors.

         (b) After paying the full Preferred Dividend Preference in any calendar year, whenever this corporation declares a further dividend in such calendar year, the holders of Common Stock and the holders of Series A Preferred Stock shall be entitled to receive dividends ratably based on the number of shares of Common Stock held by each on an as-if-converted to Common Stock basis.

         4. Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $15.00 for each outstanding share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares and hereafter referred to as the "Original Series A Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder would otherwise be entitled to receive.

         (b) Upon the completion of the distribution required by subsection (a) of this Section 4, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock) until the holders of Series A Preferred Stock shall have received an aggregate of $7.50 per share (not including amounts paid pursuant to subsection
(a) of this Section 4); thereafter, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

         (c)(i) A consolidation or merger of this corporation with or into any other corporation or corporations (other than any merger effected solely for the purpose of changing the domicile of the corporation), or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4.

         (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

         (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below shall be valued as follows:

              (1) If traded on a securities exchange or through the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) trading days prior to the closing;

              (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) trading days prior to the closing; and

              (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

         (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

         (iii) In the event the requirements of this subsection 4(c) are not complied with, this corporation shall forthwith either:

         (A) cause such closing to be postponed until such time as the requirements of this subsection 4(c) have been complied with; or

         (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 4(c)(iv) hereof.

        (iv) The corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than thirty (30) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

         (v) Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

         (vi) The provisions of this Section 4 are in addition to the protective provisions of Section 8 hereof.

         5. Redemption.

         (a) At any time after February 12, 2002, but within forty-five (45) days (the "Redemption Date") after the receipt by this corporation of a written request from the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock that all of such holders' shares be redeemed, and immediately prior to the surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem all of the then outstanding shares of Series A Preferred Stock by paying in cash therefor a sum per share equal to the Original Series A Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to all declared but unpaid dividends on such share as of the Redemption Date (the "Redemption Price") to the holders of the Series A Preferred Stock in three equal annual installments beginning on the Redemption Date. Any redemption effected pursuant to this subsection 5(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by such holders.

         (b) Not less than twenty (20) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder (which shall be all of the shares of Series A Preferred Stock held by such holder), the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing all of the shares of the Series A Preferred Stock held by such holder (the "Redemption Notice"). Except as provided in subsection 5(c) hereof, on or after the Redemption Date, each holder of Series A Preferred Stock shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

         (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the respective Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series A Preferred Stock on the Redemption Date, or any subsequent date on which payment is due the holders of Series A Preferred Stock pursuant to this Section 5, are insufficient to redeem the total number of shares of Series A Preferred Stock on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Redemption Date but which it has not redeemed. Notwithstanding anything herein to the contrary, the number of shares of Series A Preferred Stock for which the corporation has not yet paid the full Redemption Price as of any date after the Redemption Date shall remain outstanding and entitled to all the rights and preferences provided herein.

         6. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such share at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 6(d).

         (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately and without further action by the corporation or the holder of such shares of Series A Preferred Stock upon the earlier of (i) the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $20.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares) and $15,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock.

         (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

         (d) Conversion Price Adjustments of Series A Preferred Stock. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

         (i)(A) Upon the issuance by the corporation of any Additional Stock (as defined below) after the date upon which any shares of the Series A Preferred Stock were first issued (the "Purchase Date"), without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (excluding the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price existing immediately prior to such issuance of Additional Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (excluding the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock) plus the number of shares of such Additional Stock. However, the foregoing calculation shall not take into account shares deemed issued pursuant to Section 6(d)(i)(E) on account of options, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor), except to the extent (1) such options, rights or convertible or exchangeable securities have been exercised, converted or exchanged or (2) the consideration to be paid upon such exercise or exchange per share of underlying Common Stock, or the conversion price then in effect for convertible securities, is less than or equal to the per share consideration for the Additional Stock which has given rise to the Conversion Price adjustment being calculated.

              (B) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 6(d)(i)(E)(3) and (E)(4), no adjustment of the Conversion Price pursuant to this subsection 6(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

              (C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

              (D) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

              (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 6(d)(i) and subsection 6(d)(ii):

                   (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 6(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                   (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 6(d)(i)(C) and (d)(i)(D)).

                   (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                   (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

              (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 6(d)(i)(E)) by this corporation after the Purchase Date for the Series A Preferred Stock other than:

                   (A) Common Stock issued pursuant to a transaction described in subsection 6(d)(iii) hereof, or

                   (B) shares of Common Stock issued upon conversion of the Series A Preferred Stock, or

                   (C) shares of Common Stock (or options, warrants or other rights to purchase such Common Stock) issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the shareholders and Board of Directors of this corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment or commercial relationship) does not exceed 1,000,000 or

                   (D) shares of Common Stock issued or issuable (I) in a public offering before or in connection with which all outstanding shares of Series A Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

                   (E) up to 478,500 shares of Common Stock issued to ITALADE TECHNOLOGY (THAILAND) LIMITED ("ITALADE") pursuant to that joint venture agreement dated as of April 4, 1997 between the corporation and ITALADE.

                   (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                   (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 6(d)(iii), then, in each such case for the purpose of this subsection 6(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                   (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6 or Section 4) provision shall be made so that each holder of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the Common Stock deliverable upon conversion of such holder's Series A Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect for the Series A Preferred Stock and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                   (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                   (h) No Fractional Shares and Certificate as to Adjustments.


                        (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                       (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Section 6, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of the Series A Preferred Stock held by such holder at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

         (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite shareholder approval of any necessary amendment to the corporation's Articles of Incorporation.

         (k) Notices. Unless otherwise provided, any notice required or permitted under this Section 6 shall be given in writing and shall be deemed effectively given upon personal or facsimile delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, or with a nationally recognized overnight delivery service, postage prepaid and addressed to each holder of record at his address appearing on the books of this corporation.

         7. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of the Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         8. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two thirds (66.67%) of the then outstanding shares of Series A Preferred Stock:

         (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge with and into any other corporation where the corporation is not the surviving corporation (other than a wholly-owned subsidiary corporation), or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, or effect any voluntary liquidation, dissolution or winding up of the corporation or recapitalization of the corporation; or

         (b) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to adversely affect such shares; or

         (c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of capital stock or any series of capital stock, provided, however, that no such approval shall be required to increase the total number of authorized shares of Common Stock to less than or equal to fifteen million (15,000,000) shares; or

         (d) authorize or issue, or obligate itself to issue, any equity security, including any other security convertible into or exercisable for any equity security, (i) having a preference over, or being on a parity with, the rights, preferences and privileges of the Series A Preferred Stock with respect to dividends, liquidation or voting (provided that additional shares of Common Stock having the same number of votes per share as the Series A Preferred Stock may be issued), or (ii) having rights similar to any of the rights of the Series A Preferred Stock under this Section 8; or

         (e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from certain shareholders pursuant to that certain Shareholder Agreement dated June 8, 1994 or that certain Shareholders' Agreement dated on or about February 12, 1998 or the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment; or

         (f) issue, or obligate itself to issue, greater than 533,333 shares of Series A Preferred Stock; or

         (g) pay any dividends on the corporation's Common Stock; or

         (h) amend the corporation's Articles of Incorporation, provided, however, that no such approval shall be required for an amendment to the corporation's Articles of Incorporation to increase the total number of authorized shares of Common Stock to less than or equal to fifteen million (15,000,000) shares; or

         (i) increase the authorized number of directors of the corporation to more than thirteen (13).

         9. Status of Redeemed or Converted Stock. In the event (a) any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5 hereof or
(b) any shares of Series A Preferred Stock shall be converted pursuant to
Section 6 hereof, the shares so redeemed or converted shall be cancelled, and such shares shall not be issuable by the corporation.

         RESOLVED, FURTHER, that the Chairman, President, or any Vice President, and the Secretary or the Chief Financial Officer of this corporation are hereby authorized to execute, verify, and file a Certificate of Designation of Preferences in accordance with Minnesota law.

         C. The authorized number of shares of Preferred Stock of said corporation is 1,000,000. 666,667 shares of Preferred Stock are hereby being designated Series A Preferred Stock, none of which has been issued.

         We further declare under penalty of perjury under the laws of the State of Minnesota that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED:   February 12, 1998

         IN WITNESS WHEREOF, the undersigned have executed this certificate on February 12, 1998.


                                  /s/ Allen J. Berning
                                  ---------------------------------------------
                                  Allen J. Berning, Chief Executive Officer



                                  /s/ Gary L. Lingbeck
                                  ---------------------------------------------
                                  Gary L. Lingbeck, Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                  PEMSTAR INC.


         1. The name of the corporation is PEMSTAR INC., a Minnesota corporation.

         2. The Articles of Incorporation are hereby amended by modifying the first paragraph of Article 3 to read as follows:

                           The aggregate number of shares of stock that the
                  corporation is authorized to issue is 55,000,000, of which 50,000,000 shares are designated as common shares with a par value of $.01 per share and 5,000,000 shares are designated as preferred shares with a par value of $.01 per share.

         3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

            IN WITNESS WHEREOF, the undersigned, President of PEMSTAR INC., being duly authorized on behalf of PEMSTAR INC., has executed this document on this 2nd day of June, 1999.

                                              /s/ Allen J. Berning
                                              -------------------------------
                                              Allen J. Berning, President

                              ARTICLES OF AMENDMENT
                                       OF
                    CERTIFICATE OF DESIGNATION OF PREFERENCES
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                                  PEMSTAR INC.


         1. The name of the corporation is PEMSTAR INC., a Minnesota corporation.

         2. The Certificate of Designation of Preferences of Series A Preferred Stock of PEMSTAR INC. is hereby amended by deleting the reference to "February 12" in the first line of Section 5(a) and inserting in lieu thereof "September 15".

         3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

            IN WITNESS WHEREOF, the undersigned, President of PEMSTAR INC., being duly authorized on behalf of PEMSTAR INC., has executed this document on this 2nd day of June, 1999.


                                              /s/ Allen J. Berning
                                              -------------------------------
                                              Allen J. Berning, President

                              ARTICLES OF AMENDMENT
                                       OF
                    CERTIFICATE OF DESIGNATION OF PREFERENCES
                                       OF
                            SERIES B PREFERRED STOCK
                                       OF
                                  PEMSTAR INC.


         1. The name of the corporation is PEMSTAR INC., a Minnesota corporation.

         2. The Certificate of Designation of Preferences of Series B Preferred Stock of PEMSTAR INC. is hereby amended by (i) deleting the reference to "Section 5(a)" in the ninth line of Section 5(b) and inserting in lieu thereof "Section 4(a)" and (ii) deleting the reference to "Section 6(a)" in the eleventh line of Section 6(a) and inserting in lieu thereof "Section 5(a)".

         3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

                  IN WITNESS WHEREOF, the undersigned, Chief Financial Officer of PEMSTAR INC., being duly authorized on behalf of PEMSTAR INC., has executed this document on this 4th day of June, 1999.


                                              /s/ Robert R. Murphy
                                              -------------------------------
                                              Robert R. Murphy, Chief Financial
                                              Officer

                    CERTIFICATE OF DESIGNATION OF PREFERENCES
                           OF SERIES B PREFERRED STOCK
                                OF PEMSTAR INC.,
                             a Minnesota corporation


         The undersigned Robert R. Murphy and David L. Sippel hereby certify that:

         A. They are the duly elected and acting Chief Financial Officer and Vice President, respectively, of said corporation.

         B. Pursuant to authority given by said corporation's Articles of Incorporation, as amended to date, the Board of Directors of said corporation has duly adopted the following resolutions:

         RESOLVED, that the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the corporation consisting of One Million (1,000,000) shares designated as "Series B Preferred Stock," and does hereby fix the rights, preferences, privileges, and restrictions and other matters relating to said Series B Preferred Stock as follows:

              1. Designation. The series of Preferred Stock shall be designated "Series B Preferred Stock."

              2. Number. The number of authorized shares constituting the Series B Preferred Stock shall be One Million (1,000,000) shares.

              3. Rank. Unless otherwise specified herein, the Series B Preferred Stock shall rank on a parity with the Series A Preferred Stock in terms of the operation of the dividend provisions set forth in Section 4 hereof, the liquidation preference provisions set forth in Section 5 hereof, and the redemption provisions set forth in Section 6 hereof.

              4 Dividend Provisions.

              (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $1.44 per share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares) per annum (the "Preferred Dividend Preference"). Such dividends shall not be cumulative and shall be payable when, as and if declared by the Board of Directors. If the Board of Directors shall declare a dividend upon the Series A Preferred Stock, then the Board of Directors shall declare a dividend upon the Series B Preferred Stock.

         (b) After paying the full Preferred Dividend Preference in any calendar year, whenever this corporation declares a further dividend in such calendar year, the holders of Common Stock and the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends ratably based on the number of shares of Common Stock held by each on an as-if-converted to Common Stock basis.

          5. Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $18.00 for each outstanding share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares and hereafter referred to as the "Original Series B Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the preferential amount each such holder would otherwise be entitled to receive.

         (b) Upon the completion of the distribution required by subsection (a) of this Section 5, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock and Series B Preferred Stock) until and only until the holders of Series A Preferred Stock shall have received an aggregate of $7.50 per share and the holders of the Series B Preferred Stock shall have received an aggregate of $9.00 per share (not including amounts paid pursuant to subsection
(a) of this Section 5 and Section 5(a) of the Certificate of Designation of Preferences of Series A Preferred Stock); thereafter, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

         (c)(i) A consolidation or merger of this corporation with or into any other corporation or corporations (other than any merger effected solely for the purpose of changing the domicile of the corporation), or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 5.

              (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                   (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below shall be valued as follows:

                        (1) If traded on a securities exchange or through the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) trading days prior to the closing;

                        (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) trading days prior to the closing; and

                        (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series B Preferred Stock.

                   (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of such Series B Preferred Stock.

              (iii) In the event the requirements of this subsection 5(c) are not complied with, this corporation shall forthwith either:

                   (A) cause such closing to be postponed until such time as the requirements of this subsection 5(c) have been complied with; or

                   (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 5(c)(iv) hereof.

              (iv) The corporation shall give each holder of record of Series B Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 5, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than thirty (30) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series B Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series B Preferred Stock.

              (v) Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series B Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

              (vi) The provisions of this Section 5 are in addition to the protective provisions of Section 9 hereof.

         6. Redemption.

         (a) At any time after September 15, 2002, but within forty-five (45) days (the "Redemption Date") after the receipt by this corporation of a written request from the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock that all of such holders' shares be redeemed, and immediately prior to the surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem all of the then outstanding shares of Series B Preferred Stock by paying in cash therefor a sum per share equal to the Original Series B Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to all declared but unpaid dividends on such share as of the Redemption Date (the "Redemption Price") to the holders of the Series B Preferred Stock in three equal annual installments beginning on the Redemption Date. If pursuant to Section 6(a) of the Certificate of Designation of Preferences of Series A Preferred Stock, holders of Series A Preferred Stock elect to have the shares of Series A Preferred Stock redeemed, then the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock may elect to have the outstanding shares of Series B Preferred Stock redeemed contemporaneously with the redemption of the Series A Preferred Stock. The Company shall provide sufficient notice to the holders of Series B Preferred Stock to provide for such election. Any redemption effected pursuant to this subsection 6(a) shall be made on a pro rata basis among the holders of the Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock then held by such holders.

         (b) Not less than twenty (20) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder (which shall be all of the shares of Series B Preferred Stock held by such holder), the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing all of the shares of the Series B Preferred Stock held by such holder (the "Redemption Notice"). Except as provided in subsection 6(c) hereof, on or after the Redemption Date, each holder of Series B Preferred Stock shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

         (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Preferred Stock designated in the Redemption Notice as holders of Series B Preferred Stock (except the right to receive the respective Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series B Preferred Stock on the Redemption Date, or any subsequent date on which payment is due the holders of Series B Preferred Stock pursuant to this Section 6, are insufficient to redeem the total number of shares of Series B Preferred Stock on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of the Series B Preferred Stock or, if applicable, the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Redemption Date but which it has not redeemed. Notwithstanding anything herein to the contrary, the number of shares of Series B Preferred Stock for which the corporation has not yet paid the full Redemption Price as of any date after the Redemption Date shall remain outstanding and entitled to all the rights and preferences provided herein.

         7. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such share at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection 7(d).

         (b) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series B Preferred Stock immediately and without further action by the corporation or the holder of such shares of Series B Preferred Stock upon the earlier of (vii) the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $24.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares) and $15,000,000 in the aggregate or (viii) the date specified by written consent or agreement of the holders of two-thirds (2/3) of the then outstanding shares of Series B Preferred Stock.

         (c) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

         (d) Conversion Price Adjustments of Series B Preferred Stock. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

          (i)(A) Upon the issuance by the corporation of any Additional Stock (as defined below) after the date upon which any shares of the Series B Preferred Stock were first issued (the "Purchase Date"), without consideration or for a consideration per share less than the

Conversion Price for the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series B Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (excluding the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price existing immediately prior to such issuance of Additional Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (excluding the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock) plus the number of shares of such Additional Stock. However, the foregoing calculation shall not take into account shares deemed issued pursuant to Section 7(d)(i)(E) on account of options, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor), except to the extent (1) such options, rights or convertible or exchangeable securities have been exercised, converted or exchanged or (2) the consideration to be paid upon such exercise or exchange per share of underlying Common Stock, or the conversion price then in effect for convertible securities, is less than or equal to the per share consideration for the Additional Stock which has given rise to the Conversion Price adjustment being calculated.

         (B) No adjustment of the Conversion Price for the Series B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 7(d)(i)(E)(3) and
(E)(4), no adjustment of the Conversion Price pursuant to this subsection 7(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

         (C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

         (D) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

         (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 7(d)(i) and subsection 7(d)(ii):

              (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 7(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

              (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 7(d)(i)(C) and (d)(i)(D)).

              (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

              (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

              (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 7(d)(i)(E)) by this corporation after the Purchase Date for the Series B Preferred Stock other than:

                   (A) Common Stock issued pursuant to a transaction described in subsection 7(d)(iii) hereof, or

                   (B) shares of Common Stock issued upon conversion of the Series A or Series B Preferred Stock, or

                   (C) shares of Common Stock (or options, warrants or other rights to purchase such Common Stock) issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the shareholders and Board of Directors of this corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment or commercial relationship) does not exceed 2,000,000 or

                   (D) shares of Common Stock issued or issuable (I) in a public offering before or in connection with which all outstanding shares of Series B Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

                   (E) up to 218,500 shares of Common Stock issued to ITALADE TECHNOLOGY (THAILAND) LIMITED ("ITALADE") pursuant to that joint venture agreement dated as of April 4, 1997 between the corporation and ITALADE.

              (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

              (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

              (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 7(d)(iii), then, in each such case for the purpose of this subsection 7(e), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

              (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 7 or Section 5) provision shall be made so that each holder of Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the Common Stock deliverable upon conversion of such holder's Series B Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect for the Series B Preferred Stock and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

              (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

              (h) No Fractional Shares and Certificate as to Adjustments.

              (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

              (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Preferred Stock pursuant to this Section 7, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of the Series B Preferred Stock held by such holder at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

           (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

           (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite shareholder approval of any necessary amendment to the corporation's Articles of Incorporation.

           (k) Notices. Unless otherwise provided, any notice required or permitted under this Section 7 shall be given in writing and shall be deemed effectively given upon personal or facsimile delivery to the party to be notified or upon deposit with the United States

Post Office, by registered or certified mail, or with a nationally recognized overnight delivery service, postage prepaid and addressed to each holder of record at his address appearing on the books of this corporation.

         8. Voting Rights. The holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of the Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         9. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two thirds (66.67%) of the then outstanding shares of Series B Preferred Stock:

         (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge with and into any other corporation where the corporation is not the surviving corporation (other than a wholly-owned subsidiary corporation), or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, or effect any voluntary liquidation, dissolution or winding up of the corporation or recapitalization of the corporation; or

         (b) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to adversely affect such shares; or

         (c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of capital stock or any series of capital stock; or

        (d) authorize or issue, or obligate itself to issue, any equity security, including any other security convertible into or exercisable for any equity security, (i) having a preference over, or being on a parity with, the rights, preferences and privileges of the Series B Preferred Stock with respect to dividends, liquidation or voting (provided that additional shares of Common Stock having the same number of votes per share as the Series B Preferred Stock may be issued), or (ii) having rights similar to any of the rights of the Series B Preferred Stock under this Section 9; or

         (e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from certain shareholders pursuant to that certain Shareholder Agreement dated June 8, 1994 or that certain First Amended and Restated Shareholders' Agreement dated on or about June 4, 1999, or the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment; or

         (f) issue, or obligate itself to issue, greater than 1,000,000 shares of Series B Preferred Stock; or

         (g) pay any dividends on the corporation's Common Stock; or

         (h) amend the corporation's Articles of Incorporation, including all Certificates of Designation thereto; or

         (i) increase the authorized number of directors of the corporation to more than thirteen (13).

         10. Status of Redeemed or Converted Stock. In the event (a) any shares of Series B Preferred Stock shall be redeemed pursuant to Section 6 hereof or
(b) any shares of Series B Preferred Stock shall be converted pursuant to
Section 7 hereof, the shares so redeemed or converted shall be cancelled, and such shares shall not be issuable by the corporation.

         RESOLVED, FURTHER, that the Chairman, President, or any Vice President, and the Secretary or the Chief Financial Officer of this corporation are hereby authorized to execute, verify, and file a Certificate of Designation of Preferences in accordance with Minnesota law.

         C. The authorized number of shares of Preferred Stock of said corporation is 5,000,000. 1,000,000 shares of Preferred Stock are hereby being designated Series B Preferred Stock, none of which has been issued.

         We further declare under penalty of perjury under the laws of the State of Minnesota that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED:   June 4, 1999

         IN WITNESS WHEREOF, the undersigned have executed this certificate on June 4, 1999.


                                         /s/ Robert R. Murphy
                                         --------------------------------------
                                         Robert R. Murphy, Chief Financial
                                         Officer


                                         /s/ David L. Sippel
                                         --------------------------------------
                                         David L. Sippel, Vice President

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                  PEMSTAR, INC.


         The undersigned, Allen J. Berning, Chief Executive Officer of PEMSTAR, INC., a Minnesota Corporation, hereby certifies that he following resolution was duly adopted by the board of directors of the corporation pursuant to Chapter 302A of the Minnesota Business Corporation Act by a written action dated as of May 9, 2000, and that such resolution has not been subsequently modified or rescinded:

         RESOLVED, that the Company's Articles of Incorporation is hereby amended as follows:

         "The first paragraph of Article 3 is hereby amended to read as follows:

         The aggregate number of shares of stock that the corporation is authorized to issue is 155,000,000, of which 150,000,000 are designated as common shares with a par value of $.01 per share and 5,000,000 shares are designated as preferred shares with a par value of $.01 per share."

         IN WITNESS WHEREOF, the undersigned, the Chief Executive Officer of PEMSTAR INC., being duly authorized on behalf of PEMSTAR INC., has executed this document as of May 16, 2000.

                                              /s/ Allen J. Berning
                                              --------------------------------
                                              Allen J. Berning,
                                              Chief Executive Officer

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                  PEMSTAR INC.


1.       The name of the corporation is PEMSTAR INC., a Minnesota corporation.

2. Article 7 of the Articles of Incorporation is hereby amended in its entirety to provide as follows:

                  A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 302A.559 of the MCA or Minnesota Statutes Section 80A.23,
         (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date when the provisions of this Article 7 became effective.

                  If the MBCA is hereafter amended to further eliminate or limit the liability of a director of a corporation, then a director of the corporation, in addition to the circumstances set forth herein. shall have no liability as a director (or such liability shell be limited) to the fullest extent permitted by the MCA ere so amended. No repeal or modification of the foregoing provisions of this Article 7 nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director of the corporation existing a the time of such repeal or modification.

3. The Articles of Incorporation ace hereby amended to included the following provisions:

                                    ARTICLE 8

                  Without the affirmative vote of the holders of record of 66-2/3% of all of the shares outstanding and entitled to rote on the following matters and the approval of 66-2/3% of all of the directors of the corporation (with any fractional number of directors resulting from application of such percentage rounded up to the nearest whole number):

         (a) The corporation shall not armed these Articles of Incorporation or the amended and restated by-laws of the corporation in sty manner that would permit a director to be removed from office other than for cause.

         (b) The corporation shall not amend or otherwise modify or repeal Articles 7, 8, 9, 10 or 11 of these Articles of Incorporation.

                                    ARTICLE 9

                  The number of directors to constitute the whole board of directors shall be such number (not less than one nor mare than fifteen) as shall be fixed from time to time by resolution of the board of directors adopted by such vote as may be required in the amended and restated by-laws. The board of directors shall be divided into three classes as nearly equal in number as may be, with the terse of office of one class expiring each yew. The directors of the first class shall be elected to hold office for a term expiring at the annual meeting of shareholders in 2001, directors of the second class shall be elected to hold office for a term expiring at the near succeeding annual toasting in 2002, and directors of the third class shall be elected to bold office for a term expiring at the ascend succeeding annual meeting in 2003. Commencing is 2001, at each annual meeting of shareholders, successors to the directory whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting of shareholders. In case of any vacancies, by reason of an increase in the number of directors or otherwise, each additional director tray be elected by a majority of the directors then in office, even though less than a quorum of the board of directors, to serve until the end of the remainder of the tam of the class to which such director is assigned and until his or her successor shall have been elected and qualified. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed. any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then is office, though less dm a quorum, as to make all classes as nearly equal in number ate may be feasible. No decrease in the number of directors shall shorten the term of any incumbent director.

                                   ARTICLE 10

                  In furtherance and not in limitation of the poi conferred upon the board of directors by law. the board of directors shall have power to adopt, amend. alter and repeal from time to time the amended and restated by-laws of the corporation by majority vote of all directors except that any provision of the amended and restated by-laws requiring, for board action, a vote of greater than a majority of the board shall not be amended, abated or repealed except by such super-majority vote.

                                   ARTICLE 11

                  Subject to Article 8 of these Articles of Incorporation, the corporation reserves the right to amend these Articles of Incorporation in any manner provided herein or permitted by the MBCA and all rights and powers conferred herein on shareholders, directors and officers, if any, are subject to this reserved power.

4. These amendments have been adopted pursuant to Chapter 302A of the Minnesota Business Corporations Act.

IN WITNESS WHEREOF, the undersigned Chief Executive Officer of PEMSTAR INC., being duly authorized on behalf of the corporation, has executed these Articles of Amendment as of this 16 day of June, 2000.

                                                /s/ Allen J. Berning
                                                -------------------------------
                                                Allen J. Berning
                                                Chief Executive Officer
                                                PEMSTAR INC.

                           CERTIFICATE OF DESIGNATION
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                                  PEMSTAR, INC.


         The undersized hereby certifies that the Board of Directors of Pemstar, Inc. (the "Corporation"), a corporation organized and existing under the Minnesota Business Corporation u1y adopted the following resolution on May 9, 2000:

         RESOLVED, that a series of preferred stock of the Corporation is hereby created, and the designation and amount thereof and the relative rights and preferences of the shares of series, are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Preferred Shares") and the number of shares constituting the Preferred Shares shall be 1/100th of authorized common. Such fiber of shares may be increased or decreased by resolution of the Board of Directors and any necessary stockholder approval; provided, however, that no decrease shall reduce the number of shares of Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or is or upon the conversion of any outstanding securities issued by the Corporation convertible into Preferred Shares.

         Section 2.  Dividends and Distributions.

         (a) Subject to the rights of the holders of any shares of any series of preferred dock (or any similar stock) ranking prior and superior to the Preferred Shares with respect to dividends, the holders of Preferred Shares, in preference to the holders of Common Stock, par value $.0l (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the test Quarterly Dividend Payment Date, since the first issuance of any share or of a share of Preferred Shares. In the event the Corporation shall at any time after the day prior to the Company's initial public offering ("Record Date"), declare or pay any d on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the t to which holders of shares of Preferred Shares were entitled immediately prior to such under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Preferred as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding Common Stock); provided that, in the event no dividend or contribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.04 per share on the Preferred Shares shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Preferred Shares from their date of issue. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not fore than 60 days prior to the date fixed far the payment thereof.

         Section 3.  Voting Rights.

         (a) Subject to the provision for adjustment hereinafter set forth, each v:1rcferzed Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation In the event the Corporation shall at any time after the Record Date, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of .y Common Stock, then in each such case the number of votes per share to which holders of shares of Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided herein or by law, the holders of Preferred Shares and the holders of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (c) Except as set forth herein or required by law, holders of Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any action.

         Section 4.  Certain Restrictions.

         (a) Whenever quarterly dividends or other dividends or distributions payable on the Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

                   (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares;

                   (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Shares, except dividends paid ratably on the Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Preferred Shares; or

                   (iv) redeem or purchase or otherwise acquire for consideration any Preferred Shares, or any stock ranking on a parity with the Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment amok the respective series or classes.

         (b) The Corporation shall not permit any subsidiary of the Corporation to Purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock anal may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares unless, prior thereto, the holders of Preferred Shares shall have ,received the greater of (i) $100 b per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Shares, except distributions made ratably on the Preferred Shares and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Record Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Shares were entitled immediately prior to such event under clause (1)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Record Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Shares shall be adjusted by multiplying Such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of stock that were outstanding immediately prior to such event

         Section 8. No Redemption. The Preferred Shares shall not be redeemable.

         Section 9. Rank. The Preferred Shares shall rank, with respect to the payment of and the distribution of assets, junior to any other class of the Corporation's Preferred Stock.

         Section 10. Fractional Shares. Preferred Shares may be issued in fractions of a share which are integral multiples of one one-hundredth of a share which shall entitle the holder, in proportion to such holder's frictional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Shares.

         Section 11. Amendment. The Certificate of Incorporation of the Corporation t be amended in any manner which would materially alter or change the powers, preferences or rights of the Preferred Shares so as to affect thorn adversely without the We vote of the holders of at least two-thirds of the outstanding shares of Preferred Shares, voting together as a single class.

         IN WITNESS WHEREOF, I have subscribed my name this 11th day of August, 2000.

                                            PEMSTAR, INC.


                                            /s/ Allen J. Berning
                                            -----------------------------------
                                            By:  Allen J. Berning
                                            Its:  Chief Executive Officer

[SEAL]
                         MINNESOTA SECRETARY OF STATE

                    NOTICE OF CHANGE OF REGISTERED OFFICE/
                               REGISTERED AGENT

     Please read the instructions on the back before completing this form.

1.   Entity Name:

     Pemstar Inc.
     --------------------------------------------------------------------------

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

      3535 Technology Drive NW        Rochester          MN             55901
     --------------------------------------------------------------------------
            Street                      City           State         Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota entities):

     NONE
     --------------------------------------------------------------------------
     If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE ENTITY NAME

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

/s/ Larry R. Degen
-----------------------------------------------------
            Signature of Authorized Person

Name and Telephone Number of Contact
Person:
                             Larry R. Degen                  (507) 292-8640
                             --------------------------------------------------
                                              please print legibly

--------------------------------------------------------------------------------

Filing Fee: Minnesota Corporations, Cooperatives and Limited Liability
Companies: $35.00.

                      Non-Minnesota Corporations: $50.00

                   Make checks payable to Secretary of State

                    Return to: Minnesota Secretary of State
                            180 State Office Bldg.
                             100 Constitution Ave.
                            St. Paul, MN 55155-1299
                                (612) 296-2803